                                                                   EXHIBIT 23(A)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report on the consolidated financial statements of Enron Oil & Gas Company and subsidiaries dated March 5, 1999, included in Enron Oil & Gas Company's Form 10-K, as amended by Amendment No. 1 on Form 10-K/A, for the year ended December 31, 1998, and to all references to our Firm included in the previously filed registration statement on Form S-3 (Registration No. 333-83533).

                                            ARTHUR ANDERSEN LLP

Houston, Texas
August 10, 1999